Exhibit 99

Corrected Slide from Presentation of Greater Bay Bancorp as of September 30, 2004

Credit Quality

Net Charge-Offs Peaked in 2002 $ in millions

$60.0

$50.0

$40.0

$30.0

$20.0

$10.0

$0.0

-$10.0

2001

2002

2003

YTD 3Q04 Annualized

Total Matsco SNC Other C&I CRE & Construction Consumer

$25.2 $0.7 $15.2 $11.4 -$2.4 $0.4

$54.8 $17.5 $13.8 $13.5 $9.5 $0.5

$31.6 $9.5 $10.1 $5.8 $5.3 $0.9

$17.5 $4.5 $6.8 $1.0 $4.7 $0.5

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